    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1998


                                                      REGISTRATION NO. 333-63755
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                   7375
     (STATE OF INCORPORATION)               (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
                                            CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NUMBER)

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  ANDREAS EDER
                            STEFAN-GEORGE-RING 19-23
                             81929 MUNICH, GERMANY

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

   MICHAEL H. CHANIN, ESQ.             HUBERT BESNER                  GUIDO SANDLER
  POWELL, GOLDSTEIN, FRAZER        BESNER KREIFELS WEBER        BERLINER EFFEKTENBANK AG
        & MURPHY LLP                 WIDENMAYERSTR 41              KURFUERSTENDAMM 119
1001 PENNSYLVANIA AVENUE, N.W.     80538 MUNICH, GERMANY          10711 BERLIN, GERMANY
   WASHINGTON, D.C. 20004

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                          ---------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]
                          ---------------------------
                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS           AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
    OF SECURITIES              TO BE               OFFERING PRICE            AGGREGATE              REGISTRATION
  TO BE REGISTERED           REGISTERED               PER UNIT           OFFERING PRICE(1)              FEE
- ---------------------------------------------------------------------------------------------------------------------
Common Stock (par
value $.001 per
share)...............     3,500,000 shares              $20                 $70,000,000               $20,650
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

(1) Estimated solely for the purpose of calculating the amount of the registration fee.
                          ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
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

                 CYBERNET INTERNET SERVICES INTERNATIONAL, INC.

                             CROSS-REFERENCE SHEET

I.     Forepart of the Registration Statement and  Forepart of the Registration Statement and
         Outside Front Cover Page of Prospectus      Outside Front Cover Page of Prospectus

II.    Inside Front and Outside Back Cover Pages   Inside Front and Outside Back Cover Pages
         of Prospectus                               of Prospectus

III.   Summary Information, Risk Factors and       Prospectus Summary; Selected Consolidated
         Ratio of Earnings to Fixed Charges          Financial Data and Risk Factors (Ratio
                                                     of Earnings to Fixed Charges not
                                                     applicable)

IV.    Use of Proceeds                             Use of Proceeds

V.     Determination of Offering Price             Underwriting, Outside Front Cover of
                                                     Prospectus

VI.    Dilution                                    Dilution

VII.   Selling Security Holders                    Not Applicable

VIII.  Plan of Distribution                        Front Cover Page of Prospectus;
                                                     Underwriting

IX.    Description of Securities to be Registered  Description of Capital Stock

X.     Interest of Named Experts and Counsel       Experts; Legal Matters

XI.    Information with Respect to the Registrant  Business; Legal Matters; Price Range of
                                                     Range of Common Stock; Consolidated
                                                     Financial Statements; Prospectus
                                                     Summary; Selected Consolidated Financial
                                                     Data; Management's Discussion and
                                                     Analysis of Financial Condition and
                                                     Results of Operations; Management;
                                                     Principal Stockholders

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission registration fee.........  $20.650
Printing and engraving expenses.............................     *
Legal fees of Registrant....................................     *
Accountants' fees and expenses..............................     *
Miscellaneous...............................................     *
                                                              -------
          Total.............................................  $  *

- ---------------
* To be supplied by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Delaware General Corporation Law, Section 145, provides that a corporation shall have the power to indemnify a director, officer, employee or agent of the corporation, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract. The Company's Articles of Incorporation and bylaws provide for indemnification of directors, officers, employees or agents of the Company and limit the liability of the directors of a corporation. The Company does maintain directors and officer's insurance coverage.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the years ended December 31, 1995, 1996 and 1997, and the eight months ended August 30, 1998, the Company sold shares of Common Stock, Class A Preferred, Class B Preferred and Class C Preferred, as follows:

           Securities Sold
                                       Purchasers                Consideration   Exemption
  Date               Number of Shares
                     Class of Stock

  June 1997          5,160,000 Series  Cybermind                 Shares of       Section 4(2)
                     B Preferred                                 Cybernet AG

  June 1997          1,200,000 Series  600,000 Cybermind         Shares of       Section 4(2)
                     A Preferred       262,500 Andreas Eder      Cybernet AG
                                       18,750 Roland Manger
                                       75,000 Thomas Schulz
                                       56,250 Rudolf Strobl
                                       187,500 Holger Timm

  June 1997          5,160,000 Common  2,257,500 Andreas Eder    Shares of       Section 4(2)
                     Stock             161,250 Roland Manger     Cybernet AG
                                       645,000 Thomas Schulz
                                       483,750 Rudolf Strobl
                                       1,612,500 Holger Timm

  June 23, 1997      1,400,000(1)      Private Placement         $9,800,000      Regulation S
                     Series C          Investors
                     Preferred

  September 1, 1997  72,620 Common     Stefan Heiligensetzer     $619,106        Section 4(2)
                     Stock             Lothar Bernecker          Purchase of
                                       Frank Marchewicz          Artwise
                                       Gerhard Schoenenberger
                                       Rolf Strehle

  December 1997      27,000 Common     Eiderdown Trading Ltd     Payment in      Section 4(2)
                     Stock                                       connection
                                                                 with the
                                                                 Eclipse
                                                                 acquisition

  August 1998        58,825 Common     Open:Net Sellers          Shares of       Section 4(2)
                     Stock             Thomas Egner              Open:Net
                                       Uwe Hagenmeier            valued at
                                       Markus Kress              $94,286
                                       Oliver Schaeffer

  May 1998           700,000 Common    Private Placement         $12,600,000     Regulation S
                     Stock             Investors

  Closing of the     300,000 Common    Vianet Sellers:           Shares of       Section 4(2)
  Vianet             Stock             Tristan Libischer         Vianet
  Acquisition                          Alexander Wiesmueller

(1) Between May 31, 1998 and July 22, 1998, 1,282,490 shares of Series C Preferred Stock were converted to the same number of shares of Common Stock by the holders thereof.

ITEM 16(A).  EXHIBITS


 1.1*                   Underwriting Agreement
 2.1*                   Agreement and Plan of Merger between the Registrant and
                        Cybernet Internet Services International, Inc., a Utah
                        corporation, dated           , 1998
 3.1+                   Certificate of Incorporation
 3.2+                   Bylaws
 5.1*                   Opinion of Powell, Goldstein, Frazer & Murphy, LLP
10.1+                   Sale and Assignment of Business Shares of Artwise GmbH
                        Software Solutions
10.2+                   Sale and Assignment of Shares in Open:Net Internet Solutions
                        GmbH
10.3+                   Sale of Eclipse srl
10.4+                   Stock Purchase Agreement; Vianet
10.5+                   Stock Purchase Agreement; Cybernet AG
10.6+                   Pooling Agreement (Cybernet AG Acquisition)
10.7+                   Pooling Agreement (Artwise Acquisition)
10.7.1+                 Schedule of Additional Artwise Pooling Agreements
10.8+                   Consulting Agreement (Eclipse Acquisition)
10.9+                   Employment Agreement (Andreas Eder)
10.10+                  Employment Agreement (Alessandro Giacalone)
10.11+                  Employment Agreement (Christian Moosmann)
10.12+                  Employment Agreement (Rudolf Strobl)
10.13+                  Lease Munich
10.14+                  Form of Miller Leasing Agreement
10.15+                  Info AG Agreement
10.16+                  Ebone Agreement
10.17+                  Feratel Agreement
10.18*                  Stock Option Plan
10.19*                  Director Stock Option Plan
21.1+                   Subsidiaries
23.1*                   Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5.1)
23.2+                   Consent of Schitag Ernst & Young AG
23.3+                   Consent of Ernst & Young Wirtschaftsprufungs-und
                        Steuerberatungsgesellschaft m.b.H
24+                     Power of Attorney


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* To be filed by amendment

+ Previously filed


ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-1 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 1998.


                                   CYBERNET INTERNET SERVICES, INC.


                                   By: /s/ ANDREAS EDER

                                      ------------------------------------------
                                      Chairman, Chief Executive Officer and
                                      President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                  TITLE                     DATE
                   ---------                                  -----                     ----

                /s/ ANDREAS EDER                      Chairman of the Board      September 18, 1998
- ------------------------------------------------       of Directors, Chief
                  Andreas Eder                          Executive Officer

             /s/ TRISTAN LIBISCHER                          Director             September 16, 1998
- ------------------------------------------------
               Tristan Libischer

                                                            Director             September   , 1998
- ------------------------------------------------
                  Holger Timm

               /s/ HUBERT BESNER                            Director             September 18, 1998
- ------------------------------------------------
                 Hubert Besner

            /s/ G.W. NORMAN WAREHAM                         Director             September 18, 1998
- ------------------------------------------------
              G.W. Norman Wareham

            /s/ ROBERT FRATARCANGELO                        Director             September 18, 1998
- ------------------------------------------------
              Robert Fratarcangelo

             /s/ CHRISTIAN MOOSMANN                   Principal Accounting       September 18, 1998
- ------------------------------------------------      and Financial Officer
               Christian Moosmann